UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Torchlight Value Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TORCHLIGHT VALUE FUND, INC.
TORCHLIGHT VALUE FUND MASTER LLC

475 Fifth Avenue
New York, New York 10017
Notice of Meeting of Shareholders to be Held June [_], 2015

June [_], 2015

To the shareholders:

Notice is hereby given that a meeting (the “Meeting”) of the shareholders/members (hereinafter “shareholders”) of each of the above-listed investment companies (each, a “Fund,” and together, the “Funds”) will be held at 475 Fifth Avenue, New York, New York 10017 at 9:00 AM Eastern Time on June [_], 2015.

During the Meeting, shareholders will vote on one or more of the following Proposals (which are described more fully in the enclosed Joint Proxy Statement):

1.
To approve the de-registration of Torchlight Value Fund, Inc. (the “Value Fund”) and Torchlight Value Fund Master LLC (the “Master Fund”) as investment companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

2.
to approve a proposal to liquidate and dissolve Value Fund, essentially by distributing Master Fund shares held by Value Fund to shareholders of Value Fund, as set forth in the Plan of Liquidation and Dissolution, as adopted by the Board of Directors of the Value Fund and attached as Appendix A to the enclosed Joint Proxy Statement; and

3.
to approve a new investment advisory contract for Master Fund, with substantially similar terms to the Funds’ current advisory arrangements, as approved by the Funds’ Boards and attached as Appendix B to the enclosed Proxy Statement.

Because Value Fund invests solely in Master Fund, its shareholders are being asked to vote on matters to be considered by both the Value Fund and Master Fund.  On matters requiring a vote of the Master Fund, shareholders of Value Fund will vote its interests of Master Fund ( hereinafter “shares”) in the proportions voted by Value Fund shareholders.  Shareholders of record at the close of business on June [_], 2015 are entitled to vote in person at the Meeting or may vote by returning the enclosed proxy.  The Board of Directors/Managers of each Fund recommends a vote in favor of the Proposals.

If any Proposal is not approved, by shareholders of one or both Funds, as applicable, the Board may withdraw all Proposals from consideration.

By Order of the Boards of Directors/Managers of
Torchlight Value Fund, Inc. and
Torchlight Value Fund Master LLC

Robert A. Del Monaco
Senior Vice President and Chief Financial Officer

TORCHLIGHT VALUE FUND, INC.
TORCHLIGHT VALUE FUND MASTER LLC
JOINT PROXY STATEMENT

Meeting of Shareholders
to Be Held June [_], 2015

This Joint Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors/Managers (each, a “Board” and together, the “Boards”) of the above-listed funds (each, a “Fund,” and together, the “Funds”) to be voted at a special meeting (the “Meeting”) of shareholders/members (hereinafter “shareholders”) to be held at the Funds’ offices at 475 Fifth Avenue, New York, New York 10017 at 9:00 AM Eastern Time on June [_], 2015, or any adjournments thereof.  In accordance with applicable law, this Proxy Statement is being mailed on or about June [_], 2015.  The Boards have fixed the close of business on June [_], 2015 as the record date (the “Record Date”) for determining the number of shares outstanding and the shareholders entitled to be given notice of and vote at the Meeting or any adjournment thereof.

General Information About the Funds

Torchlight Value Fund Master, LLC, a Delaware limited liability company (the “Master Fund”), was formed under the laws of the state of Delaware in June 2002 as a non-diversified, open-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”).  Until February 2005, Master Fund operated under the name Clarion CMBS Value Fund Master, LLC.  Master Fund is a master fund in a master-feeder structure and, accordingly, certain of its investors may be other entities (“feeders”) investing all or a substantial portion of their assets in Master Fund.  Currently, Master Fund’s only feeder is Torchlight Value Fund, Inc. (the “Value Fund”), a Maryland corporation operating as a registered investment company under the 1940 Act.

Value Fund was formed in December 1994 as a non-diversified, closed-end management investment company under the 1940 Act, and was reorganized as an open-end management investment company on July 8, 1999.  Until February 2005, Value Fund operated under the name Clarion CMBS Value Fund, Inc.  Since June 2002, Value Fund has conducted its investment and trading operations indirectly as a feeder investing all of its assets in Master Fund.

The same individuals that comprise Value Fund’s Board also comprise the Board of the Master Fund.  The Funds’ investment adviser is Torchlight Investors, LLC (the “Adviser” or “TLI”), 475 Fifth Avenue, New York, New York 10017; their administrator and custodian is the Bank of New York Mellon Corporation (“Bank of New York”), 101 Barclay Street, New York, NY 10286; and their transfer agent is Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021.

Each Fund and its business is described in its Prospectus and Statement of Additional Information and in its most recent annual and semi-annual reports.  Each Fund will furnish, without charge, a copy of its annual report for its most recently completed fiscal year and, if applicable, a copy of its most recent semi-annual report to any shareholder upon request.  Such requests should be directed to the attention of Torchlight Investors, LLC, c/o [Jennifer Yuen] 475 Fifth Avenue New York, NY 10017, or to [(212) 883-2773].

As of the close of business on June [_], 2015, the Value Fund’s net assets were $[255.1] million and its net asset value per share was $[6.25.]  As of the same date, the Master Fund’s net assets were $[255.5] million and its net asset value per share was $[576.24].  Neither Fund is a party to any pending legal proceedings, and no such proceedings are known to be contemplated by any governmental authority.

Summary of Proposals

During the Meeting, shareholders will vote on the following Proposals:

1.	To approve the de-registration of Value Fund and the Master Fund as investment companies with the Securities and Exchange Commission (“SEC”) under the 1940 Act;

2.
to approve a proposal to liquidate and dissolve Value Fund, essentially by distributing Master Fund shares held by Value Fund to shareholders of Value Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”), as adopted by the Board of the Value Fund and attached as Appendix A to this Joint Proxy Statement; and

3.
to approve a new investment advisory contract for Master Fund, with substantially similar terms to the Funds’ current advisory arrangements (the “New Agreement”), as approved by the Funds’ Boards and attached as Appendix B to this Joint Proxy Statement.

Voting on the Proposals

Please indicate your voting instructions on the enclosed proxy card, sign and date the card, and return the card by mail in the postage-paid envelope provided.

Because Value Fund invests solely in Master Fund, its shareholders are being asked to vote on matters to be considered by both the Value Fund and Master Fund.  On matters requiring a vote of the Master Fund, shareholders of Value Fund will vote its shares in the proportions voted by Value Fund shareholders.

With respect to the approval of the de-registration of the Funds, each share of a Fund is entitled to one vote, with fractional shares voting proportionally.  For each Fund, if a quorum is present at the Meeting, approval of the de-registration of the Fund requires approval of a majority of the voting shares of the Fund present at the Meeting.

With respect to the liquidation of Value Fund, each share of Value Fund is entitled to one vote, with fractional shares voting proportionally.  Under the Maryland General Corporation Law (the “MGCL”) and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan.

With respect to the approval of the New Agreement, each share of the Master Fund is entitled to one vote, with fractional shares voting proportionally.  If a quorum is present at the Meeting, approval of the New Agreements requires approval by the lesser of (1) 67% or more of the voting shares of the Fund present at the Meeting, provided that holders of more than 50% of the Fund’s outstanding voting shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding voting shares.

For each Fund, a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum.

Shares of a Fund for which no voting instructions are received in respect of a Fund’s approvals will be counted as abstentions.  Abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote or (ii) the broker or nominee does not have discretionary voting power on a particular matter) will have the same effect on the New Agreement as a vote “AGAINST”.  However, such shares represented by abstentions and broker non-votes will be considered present at the Meeting for determining the existence of a quorum.

In all cases, if a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be considered as a vote in favor of the approval of the relevant Proposals.  A shareholder may revoke his or her previously granted proxy at any time before it is exercised (i) by delivering a written notice to the respective Fund expressly revoking his or her proxy, or (ii) by signing and forwarding to the respective Fund a later-dated proxy, or (iii) by attending the Meeting and casting his or her votes in person.

Record Date and Outstanding Shares

As of the close of business on June [_], 2015, there are [40,809,634] shares of Value Fund issued and outstanding and entitled to vote.  As of the same date, there are [443,440] shares of Master Fund issued and outstanding and entitled to vote.

Security Ownership by Certain Beneficial Owners and Management of the Fund

As of June [_], 2015, to the knowledge of Value Fund, the following shareholders owned (of record or beneficially) 5% or more of the outstanding shares of Value Fund:

[Tables to be updated]

(1) Name and Address of Record or Beneficial Interest Holder	(2) Amount and Nature of Record or Beneficial Ownership	(3) percentage of shares Outstanding
CenturyLink Investment Management 1801 California Street Suite 3800 Denver, CO 80202	[$92,581,868]	[36.28%]

The William and Flora Hewlett Foundation 2121 Sand Hill Road Menlo Park, CA 94205	[$52,312,937]	[20.50%]

BankPension 27 Dirch Passers Allé 4th Floor DK-2000 Frederiksberg, Denmark	[$42,127,572]	[16.51%]

New York State Teachers Retirement System 10 Corporate Woods Drive Albany, NY 12211	[$39,804,278]	[15.60%]

As of the same date, to the knowledge of Master Fund, the following shareholders owned (of record or beneficially) 5% or more of the outstanding shares of the Master Fund:

(1) Name and Address of Record or Beneficial Interest Holder	(2) Amount and Nature of Record or Beneficial Ownership	(3) percentage of shares Outstanding
Torchlight Value Fund, Inc.	[$255,121,426]	[100]%

As of the same date, to the knowledge of the respective Fund, the following officers and Directors/Managers of the Value Fund and the Master Fund owned beneficially and of record shares of Value Fund and, indirectly, Master Fund:
(1) Name and Address of Record or Beneficial Interest Holder	(2) Amount and Nature of Record or Beneficial Ownership	(3) percentage of shares Outstanding
Daniel Heflin	[$2,833,644]	[1.11%]
Frank L. Sullivan Jr.	[1,783,035]	[0.70%]
James G. Webb	[$111,457]	[0.04%]
Mark Taylor	[$1,631,041]	[0.64%]
Robert A. Del Monaco	[$1,011]	[0.00%]
Samuel Chang	[$1,517]	[0.00%]
William Stasiulatis	[$1,517]	[0.00%]

Adjournment

The persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies in the event a quorum is not present.  All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned.

Other Information

The costs associated with this solicitation are estimated to be $50,000, which amount will be paid by the Adviser.  Fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies.

PROPOSAL 1:  DE-REGISTRATION OF THE FUNDS

The Funds are seeking authority to de-register as investment companies registered with the SEC under the 1940 Act.  The Boards, including the members of the Boards that are not “interested persons” (as defined in the 1940 Act) of the Funds (“Non-Interested Members”), at a meeting held on May 5, 2015,  unanimously determined that the de-registration of the Funds is in the best interests of their shareholders.

The Boards considered that de-registration is expected to result in a substantial reduction in the regulatory burden to which the Funds are currently subject, which is expected to result in decreased administrative costs.  Upon de-registering under the 1940 Act, the Funds would cease to be subject to the regulations of the 1940 Act and, among other things, would no longer be required to file certain reports with the SEC, which could result in increased operational flexibility and cost savings to the Funds.  The principal regulatory provisions of the 1940 Act are described below.  The Funds incur significant general and administrative costs in order to comply with the regulations imposed by the 1940 Act.  Management devotes considerable time to issues related to compliance with the 1940 Act and the Funds incur substantial legal and accounting fees with respect to such matters.  The costs of this regulation are borne, depending on the particular matter, by the Funds or the Adviser.  The Boards also considered that as a result of de-registration shareholders will lose the protective safeguards of the 1940 Act, although the Master Fund would continue to be advised by an adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”).  The Boards believe that the costs of compliance with the 1940 Act are substantial, especially when compared to the relative size and net income of the Funds and the fees payable to the Adviser, and that it would be in the best interest of shareholders to cease to be regulated under the 1940 Act.

In addition, as more fully discussed in Proposal 2, it is proposed that Value Fund will liquidate and dissolve and distribute the shares of Master Fund to the Value Fund shareholders.  Management believes that liquidation of the Value Fund and the collapsing of the current master feeder structure will result in additional cost savings to shareholders.

De-registration under the 1940 Act

Effects of De-registration.  As a registered investment company, each Fund is subject to extensive regulation under the 1940 Act.  The 1940 Act, among other things:  (i) regulates the composition of the Boards; (ii) regulates the capital structure of the Funds by limiting the issuance of senior equity and debt securities and limiting the issuance of stock options, rights and warrants; (iii) prohibits certain transactions between the Funds and affiliated persons, including members and officers of the Funds or affiliated companies, unless such transactions are exempted by the SEC; (iv) regulates the form, content and frequency of financial reports to shareholders; (v) requires that the Funds file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information; (vi) prohibits the Funds from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; (vii) prohibits pyramiding of investment companies and the cross ownership of securities; (vii) provides for the custody of securities and bonding of certain employees; (ix) prohibits voting trusts; (x) provides that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization; (xi) regulates the manner in which repurchases of shares may be effected; (xii) regulates plans of reorganization; (xiii) provides for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; and (xiv) creates a right in private persons to bring injunctive and damage actions in Federal courts to enforce compliance with the 1940 Act.

Upon de-registration, the Funds will no longer be subject to the foregoing regulations, all of which are designed to protect the interests of shareholders.  Instead, Value Fund is anticipated to liquidate and dissolve and Master Fund would continue to operate as an investment company employing the same investment strategies it currently employs, however, it would be exempted from registration as such under Section 3(c)(1) of the 1940 Act.  As a result, shareholders would no longer be afforded the regulatory protections of the 1940 Act.  The Limited Liability Agreement of the Master Fund will be revised to reflect the changes described herein.

Upon de-registration, investments in the Fund by employee benefit plans will generally be permitted subject to certain limitations.  The Fund intends to limit investment in the Fund by employee benefit plan investors to less than 25% of the Fund.  Each prospective investor that is an employee benefit plan should consider whether an investment in Interests satisfies the requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to the management and investment of plan assets.  As part of the de-registration it is expected that certain investors that are subject to ERISA will reduce their investment in the Fund so that employee benefit plan investment is below 25% of the Fund.  In order for the Fund to come below 25% approximately $ [        ] will be redeemed from the Fund.

The following table outlines certain key similarities and differences in the structure and governance of each Fund (or for the Master Fund after de-registration) if de-registration is approved:

	Currently	After De-Registration

Governance
The 1940 Act requires that the Fund be managed by a board at least 40% of whose members are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.  The Board currently has five members, three of whom are Non-Interested Members.

In connection with the de-registration, the members of the Board will resign and the Master Fund will be managed solely by the Managing Member with substantially similar power, authority and discretion as the Board had before de-registration.  It is expected that the Adviser, or an affiliate, will serve as Managing Member.

Investment Objective	The investment objective of the Fund is to provide high current income. There can be no assurance the Fund will achieve its investment objective.	There are no changes to the Fund’s investment objective proposed.

Investment Strategies
In making its investments, the Fund follows a “value” strategy, meaning that it seeks to acquire CMBS that the portfolio managers believe are potentially under-valued by the market relative to their underlying assets.  The Fund intends to principally acquire various mezzanine and subordinate classes of CMBS trusts (backed by collateral, primarily commercial mortgages (the “Collateral”)), which bear a higher risk-of-loss than more senior classes of the same trust.  Some of these classes are considered to be “first loss” in that they are the first class to bear any loss resulting from a default on an underlying asset.  The majority of the securities in which the Fund will invest are expected to be CMBS.  Certain investments may not meet requirements to receive a credit rating from a rating agency.  These investments could be considered higher risk than investments that have been rated.  The Fund may invest up to 20% of its total assets in U.S. Treasury Securities and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government that are not mortgage securities.
There are no changes to the Fund’s investment strategies proposed.

	Currently	After De-Registration

The Fund may invest in securities with any investment rating, as well as unrated securities.  However, the securities rated below B- or unrated (investments below BBB- are commonly referred to as “junk bonds”) may not exceed 20% of the Fund’s total asset value.  In addition, the Fund may purchase and hold securities of any duration.

In support of its investment objective and to mitigate the risks associated with an investment in the Fund, a number of investment restrictions have been placed on the activities of the Fund.

Purchase and Pricing of Shares
Institutional investors on a private placement basis may make an investment in the Fund the first day of the month, subject to the Fund’s ability to reject or limit certain investments.  Incomplete orders and orders that are not paid for in a timely manner will be returned. All investments in the Fund are subject to a minimum initial subscription of $3,000,000. In certain circumstances, the Managing Member may reduce such minimum at its discretion.
The Fund values its assets using methodologies approved by the Managing Member on the basis of valuations provided by dealers, other market participants and one or more pricing services, which use information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, and various relationships between securities and yield to maturity in determining value.
There are no changes to the Fund’s Purchase and Proxy Shares.

Risk Factors
An investment in shares will expose the investor to the risks associated with the fixed income securities in which the Fund intends to invest.  The principal risk factors, which are explained in detail under “Summary-Risk Factors” in the Fund’s current prospectus and in the SAI, include, among others:
There are no changes to the Fund’s risk factors proposed.

-Interest Rate, Spread and Credit Risks (including Risks of Delinquency and Default)
-Market Risk
-Special Risks from Ownership of Mezzanine and Subordinate Securities
-Risks Relating to the Collateral
-Prepayment Risks
-Illiquidity of Investments
-Non-diversification
-Risks of Other Investment Management Techniques
-Redemptions In-Kind
-Risk of Real Estate and Real Estate Related Investments

	Currently	After De-Registration

	THE SHARES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 (‘33 ACT”).	THE SHARES WILL NOT BE REGISTERED UNDER THE 33 ACT AND THE FUND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940.

Withdrawals	An investor may withdraw all or a portion of its investment on any day that the Fund is open for business.
An investor may withdraw all or a portion of its investment as of the last day of any calendar month or at such other times as the Managing Member determines in its sole discretion (each, a “Withdrawal Date”).  Written notice of withdrawal must be received by the Fund not later than thirty five (35) days prior to the applicable Withdrawal Date.

Financial Leverage
The 1940 Act restricts the extent to which the Fund may borrow.  The Fund may not borrow if, immediately after such borrowing, the Fund would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of total assets).
The Master Fund will not be subject to regulatory restrictions on its ability to utilize financial leverage.

Voting Rights	The 1940 Act requires that all shares must have equal voting rights.
While this regulatory restriction will not apply, there will be no change in the voting rights associated with shares  in Master Fund.  It is anticipated, however, that items requiring shareholder approval will be less frequent.

Affiliated Transactions
The 1940 Act imposes restrictions on the Fund’s ability to engage in transactions with affiliated persons, including the Board and officers of the Fund, TLI and its affiliates and other affiliated companies, unless such transactions are exempted by the SEC.  These prohibitions generally apply to buying and selling securities and other property to or from affiliated persons; borrowing money from or lending money to affiliated persons; or participating in joint transactions or profit sharing arrangements with affiliated persons.

The Master Fund will not be subject to the same level of regulatory restrictions on its ability to engage in transactions involving affiliated persons.  While such transactions may involve increased risk to shareholders as a result of the conflicts of interest involved, the ability to engage in these transactions may also provide additional flexibility to manage the Fund’s portfolio. It is important to note that under the Advisers Act the Adviser has a fiduciary responsibility to its clients, including the Master Fund, and the Adviser is, among other things, required to act in the best interest of its clients.

	Currently	After De-Registration

Changes to Investment Restrictions and Policies	The 1940 Act requires shareholder approval for changes to certain “fundamental” investment restrictions and policies.	The Master Fund will not be subject to any regulatory restrictions on its ability to change its investment restrictions and policies; however, no such changes are currently anticipated.

Custody of Fund Assets
The 1940 Act requires the Funds to maintain its securities and other investments with certain types of custodians under conditions designed to assure the safety of the fund’s assets.  The Fund’s custodian is currently Bank of New York.

The Advisers Act requires that if an adviser has custody of client funds, client funds and securities must be maintained with a broker-dealer, bank, or other “qualified custodian.”  It is anticipated that Bank of New York will continue to maintain custody of Master Fund’s assets following de-registration.

Financial and Other Reporting
The 1940 Act requires the Fund to provide shareholders with annual and semi-annual reports, which are also filed with the SEC on Form N-CSR and subject to certification pursuant to the Sarbanes-Oxley Act, file with the SEC annual and semi-annual reports on Form N-SAR, quarterly reports regarding portfolio holdings on Form N-Q and annual reports regarding proxy voting on Form N-PX and imposes other SEC reporting obligations.

Master Fund will no longer file periodic reports on Forms N-CSR, N-SAR, N-Q or N-PX or any other reports with the SEC.  However, while they will not be filed with the SEC, Master Fund will continue to provide to the shareholders annual audited financial statements.  The Sarbanes-Oxley Act certification requirements that currently apply to the Fund’s annual and semi-annual reports filed with the SEC will not apply to the Fund’s annual audited financial statements after de-registration.  The Fund’s annual audited financial statements will continue to be prepared in accordance with generally accepted accounting principles.  It is anticipated that Ernst and Young, LLP will continue to be retained as the Fund’s auditor. Regulatory requirements applicable to financial statements of registered investment companies specifically will no longer apply, which will result in changes in the manner in which certain information is presented in the financial statements.

Compliance Policies and Procedures
The 1940 Act requires the Fund to have a code of ethics and compliance policies and procedures reasonably designed to prevent violations of federal securities laws and a chief compliance officer charged with administering these policies.  TLI, as a registered investment adviser, is required by the Advisers Act to have a code of ethics and compliance policies and procedures.

While Master Fund will not be required to have a code of ethics and compliance policies and procedures, TLI, as a registered investment adviser, will continue to be required by the Advisers Act to have a code of ethics and compliance policies and procedures.

Inspection by the SEC	As registered investment companies, each Fund is subject to regulation and inspection by the SEC. TLI, as a registered investment adviser, is subject to regulation and inspection by the SEC.	While Master Fund will no longer be subject to regulation and inspection by the SEC, TLI, as a registered investment adviser, will remain subject to regulation and inspection by the SEC.

Master Fund Third-Party Service Providers. After the de-registration, other than the Fund’s transfer agent, which will no longer be needed, it is expected that the Master Fund will continue to use third-party service providers subject to the Adviser’s evaluation.

Process for De-Registration.  While it will continue to invest, reinvest and trade in securities, substantially as it has in the past, because the Master Fund’s outstanding securities will be beneficially owned by fewer than one hundred (100) persons (as determined in accordance with the 1940 Act), the Master Fund is expected to be eligible to rely on the exclusion from the definition of “investment company” contained in Section 3(c)(1) of the 1940 Act.

If shareholders of each Fund approve the Proposal, each Fund will apply to the SEC for an order under Section 8(f) of the 1940 Act declaring (a) in the case of the Value Fund that the Fund ceases to be an investment company and (b) in the case of the Master Fund, the Master Fund anticipates continuing to be eligible for an exemption from the requirement to register as an investment company and that it shall be de-registered from the 1940 Act.  After reviewing the application, the SEC may require a Fund to supply additional information, which may result in one or more amendments to the application.  The SEC can on its own motion or on the motion of any interested party order a public hearing on the application.  There can be no assurance that the SEC will grant either Fund’s application, or with respect to the timing of the de-registration order.

Required Vote

For each Fund, if a quorum is present at the Meeting, approval of the de registration of the Fund requires approval of a majority of the voting shares of the Fund present at the Meeting.

In the event the de-registration is not approved, the Board intends to consider what, if any, steps to take in the best interests of the Fund and its shareholders.  If any Proposal is not approved by shareholders of one or both Funds, as applicable, the Board may withdraw all Proposals from consideration.

THE BOARDS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS APPROVE THE PROPOSAL TO DE-REGISTER OF THE FUNDS

PROPOSAL 2:  TO LIQUIDATE AND DISSOLVE THE TORCHLIGHT VALUE FUND, INC.

At a meeting of the Board held on May 5, 2015, the Board unanimously determined that a proposal to liquidate and dissolve the Value Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”), a copy of which is attached as Appendix A, is advisable and directed that the proposal be submitted for consideration by the Fund’s shareholders.  The Plan would consolidate the master-feeder structure into a single fund with one share class and is expected to result in lower expenses that should benefit all shareholders of the Funds.

Other than as discussed herein. the Master Fund is expected to be managed substantially similar to the manner in which it is currently managed).

In order to effectuate the Plan, Value Fund would be liquidated and terminated.  As a result, Master Fund shares would be distributed to shareholders of Value Fund in complete liquidation of the Value Fund.  Shareholders of Value Fund will become shareholders directly of the Master Fund.  Each shareholder therefore will receive Master Fund shares having an aggregate net asset value, determined at the time the liquidation is consummated, that is the same as the net asset value of their shares of Value Fund.

Consummation of the Plan is subject to the approval of the shareholders of Value Fund.  The Board of the Fund has approved the Plan and believes that the liquidation and dissolution of Value Fund would be in the best interests of the shareholders.  You will not incur any sales loads or other transaction charges in connection with this transaction.

Impact of the Plan on the Fund’s Status Under the 1940 Act

On the Effective Date (as defined in the Plan), Value Fund will cease doing business as an investment company and, as soon as practicable, will apply for de-registration under the 1940 Act.

Until the Fund’s de-registration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure For Dissolution Under Maryland Law

After the Effective Date, pursuant to the MGCL, Articles of Dissolution stating, among other things, that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law.  Upon the acceptance for record of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax considerations for shareholders who are U.S. persons and who are holding their shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes with respect to the liquidation and dissolution of the Value Fund and the ownership of Master Fund shares. This discussion is based on current U.S. federal income tax laws in effect on the date of this Proxy Statement. Future legislative or administrative changes or court decisions might significantly alter these tax consequences, and any such changes or decisions might be retroactive. The Value Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the liquidation and dissolution of the Value Fund or the ownership of Master Fund shares. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder upon receipt of the liquidation distributions or in connection with ownership of the Master Fund shares will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific shareholders in light of their particular circumstances or to shareholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or U.S. persons that have a “functional currency” other than the U.S. dollar). This discussion does not address the U.S. estate and gift tax, the alternative minimum tax, the Medicare tax on net investment income or any U.S. state or local or non-U.S. tax considerations. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations independent of the Plan.  Shareholders are encouraged to consult with their own tax advisors to determine the particular tax consequences to them of the Value Fund’s liquidation and dissolution and the ownership of Master Fund shares, including the application and effect of any state, local or non-U.S. tax laws.

If its shareholders approve the Plan, the Value Fund will distribute its Master Fund shares to the shareholders. The Value Fund anticipates that it will retain its qualification for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), during the liquidation period and will make all required distributions so that it will not be taxed on the Value Fund’s net gain, if any, realized from the distribution of the Master Fund shares. The Value Fund may, if eligible, treat all or a portion of the amounts required to be distributed as having been paid out as part of the liquidation distributions.

The Value Fund expects to treat all or a portion of its investment company taxable income, if any, and its net capital gains, if any, required to be distributed for the taxable years ending at or prior to the dissolution date, as an income dividend or capital gain distribution, as applicable, on account of the Value Fund’s final taxable year as having been paid out as liquidation distributions made to the Value Fund’s shareholders in complete liquidation of the Value Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) will be treated for U.S. federal income tax purposes as having been received by Value Fund shareholders as consideration for a sale or exchange of their Value Fund shares. However, to the extent necessary, the Value Fund may declare, before the date of dissolution, a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Value Fund’s shareholders all or a portion of such income for the taxable years ending at or prior to the dissolution date (computed without regard to any deduction for dividends paid), if any, realized in the taxable years ending at or prior to the dissolution date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any income or excise tax for such periods. The tax consequences to shareholders from any such dividends will be the same as is normally the case.

A shareholder who receives liquidating distributions will be treated as having received the distribution in exchange for the shareholder’s Value Fund shares and will recognize gain or loss based on the difference between the amount received and the shareholder’s basis in the Value Fund shares. If a shareholder holds the shares as capital assets, the gain or loss will be characterized as a capital gain or loss. If the shares have been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual shareholders at preferential rates, and any such loss will be treated as long-term capital loss. Capital gain or loss on shares held for one year or less will be treated as short-term capital gain or loss, except that any loss realized with respect to shares in the Value Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends that were received on the shares.

Liquidating distributions to a shareholder may be subject to backup withholding unless the shareholder provides a correct taxpayer identification number and certification that the shareholder is not subject to backup withholding and is a U.S. person. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

The Master Fund expects to be taxed as a partnership that is not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The balance of this discussion is based on the assumption that the Master Fund will be treated as a partnership for U.S. federal income tax purposes.  As a partnership, the Master Fund is not itself subject to U.S. federal income tax. The Master Fund will file an annual partnership information return with the Internal Revenue Service that reports the results of operations.  Each holder of Master Fund shares will be required to report separately on its income tax return its distributive share of the Master Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each holder of Master Fund shares will be taxed on its distributive share of the Master Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the Master Fund.

A holder of Master Fund shares receiving a cash liquidating distribution from the Master Fund, in connection with a complete withdrawal from the Master Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the holder and such holder’s adjusted tax basis in its shares.  Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the holder’s holding period in such shares. However, a withdrawing holder of Master Fund shares will recognize ordinary income to the extent such holder’s allocable share of the Master Fund’s “unrealized receivables” exceeds the holder’s basis in such unrealized receivables (as determined pursuant to the Treasury regulations).

Certain itemized deductions, including investment expenses (e.g., investment advisory fees), of an individual, trust or estate are deductible generally only to the extent they exceed, in the aggregate, 2% of adjusted gross income.  In addition, individuals with an adjusted gross income in excess of a specified amount are further restricted from deducting such expenses.  Under such restriction, expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.  Moreover, such expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

Under certain temporary Treasury regulations, the limitations on deductibility should not apply to a non-corporate shareholder’s share of the trade or business expenses of the Master Fund.  These limitations will apply, however, to a non-corporate shareholder’s share of the investment expenses of the Master Fund.  The Master Fund will decide at the appropriate time whether its operations are trading or investment activities.

Generally, a U.S. tax-exempt entity is subject to tax only with respect to its “unrelated business taxable income” (“UBTI”). While interest, dividends and gains recognized upon the disposition of investment assets generally are not treated as UBTI, this is not true to the extent such income is derived from “debt-financed property.”  The Master Fund does not expect to utilize debt leverage in its investment program.  Accordingly, income recognized by a U.S. tax-exempt investor with respect to its Master Fund shares and gains upon redemption or transfer of shares in the Master Fund should not be treated as UBTI and, thus, should not be subject to U.S. federal income taxation, provided that the tax-exempt investor did not incur indebtedness in acquiring its Master Fund shares (or potentially its Value Fund shares surrendered in exchange for Master Fund shares).

Appraisal Rights

Shareholders will not be entitled to appraisal rights under the MGCL in connection with the Plan.

Required Vote

Under the MGCL and pursuant to the Charter and Bylaws, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Fund entitled to vote thereon is required to approve the liquidation and dissolution of the Fund pursuant to the Plan.

In the event that 66 2/3% of the outstanding shares of the Fund are not voted in favor of the liquidation and dissolution of the Fund pursuant to the Plan, with the result that the liquidation and dissolution of the Fund as set forth in the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies.

In the event the liquidation and dissolution of the Fund pursuant to the Plan is not approved, the Board intends to consider what, if any, steps to take in the best interests of the Fund and its shareholders.  If any Proposal is not approved by shareholders of one or both Funds, as applicable, the Board may withdraw all Proposals from consideration.

THE BOARDS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS APPROVE THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE TORCHLIGHT VALUE FUND, INC.

PROPOSAL 3:  TO APPROVE THE NEW ADVISORY AGREEMENT BETWEEN THE ADVISER AND MASTER FUND

In the event that the proposed de-registration and liquidation of Value Fund is approved by shareholders, the Boards have unanimously approved, and recommend that the shareholders vote for the approval of the New Agreement.  The New Agreement is provided in Appendix B to this Proxy Statement.

The Adviser currently manages Value Fund under an investment advisory contract, dated October 31, 2006 and Master Fund under an investment advisory contract also dated October 31, 2006 (each, a “Current Agreement,” and together, the “Current Agreements”).  The fee provisions of the Current Agreements provide for payments to the Adviser based on the average monthly net assets of the relevant entity as follows (in each case, paid quarterly):

Fund Name	Annualized Rate of Compensation
Torchlight Value Fund, Inc.	0.63%
Torchlight Value Fund Master, LLC	0.63%

The Adviser has agreed to waive a portion of its fee such that Value Fund’s total annual operating expenses, including advisory fees, do not exceed 0.80% of the Value Fund’s net asset value.  While under the Current Agreements, the advisory fee could be paid by either the Value Fund or the Master Fund, all advisory fees are currently paid by Value Fund and no fees are paid to the Adviser by Master Fund.  The Adviser has proposed and the Boards of the Funds have determined that the same overall advisory fee will apply to Master Fund upon the completion of the transactions contemplated herein, including the liquidation of Value Fund.

No changes are proposed in the frequency of accrual or payment of these fees.  In effect, you are being asked to approve the same advisory fees to be paid by the Master Fund of up to 0.63% of average monthly net assets as are currently borne by the Value Fund.  The Adviser has agreed contractually with Master Fund to waive fees and/or bear expenses to assure that Master Fund’s total annual operating expenses including management fees, do not exceed 0.80% of Master Fund’s net asset value.

If the Funds’ shareholders approve the New Agreement at the upcoming Meeting to which this Proxy Statement relates, its terms are expected to go into effect upon the liquidation of Value Fund.

Information About Torchlight Investors, LLC

Torchlight Investors, LLC, 475 Fifth Avenue, New York, New York 10017, is the investment adviser of the Funds.  The portfolio managers of the Funds are Mr. Daniel Heflin, William Stasiulatis and Samuel Chang.  Mr. Heflin founded the predecessor to the Adviser in 1995 and organized the Adviser in 1997.  Mr. Heflin has served as a portfolio manager for the Fund since 1997. The Adviser is based in New York and is registered with the SEC as an investment adviser.  With a staff of over 40 professionals, the Adviser, as of December 31, 2014, has $4.0 billion under management in various accounts using various strategies in the fixed income market.

The members and principal executive officers of the Adviser are listed below.  Unless otherwise indicated, the address for each is 475 Fifth Avenue, New York, NY 10017.  Other than as disclosed herein, and in the case of Messrs.  Chang, Heflin and Stasiulatis who have equity interests in the Adviser, no officers or members of the Funds have any material interest in the Adviser, or in any material transaction in which the Adviser or an affiliate is a party.  Mr. Sullivan is treated as an interested director of the Funds because he has an ownership interest in a former affiliate of the Adviser which continues to receive an interest in certain performance fees earned by the Adviser.

Name and Address	Position at the Adviser	Principal Occupation(s)
Daniel Heflin	President and Chief Executive Officer	Same
Robert A. Del Monaco	Chief Financial Officer	Same
Richard Metsch	Chief Compliance Officer	Same

The following chart lists those officers and members of the Funds who are also affiliated with the Adviser, and sets forth the nature of those affiliations:

Name and Address	Position at the Funds
Daniel Heflin	President, CEO and Director
Robert A. Del Monaco	Senior Vice President
Richard Metsch	Chief Compliance Officer

Terms of the Current Agreements

The date of Value Fund’s Current Agreement is October 31, 2006.  The Board, including a majority of the Non-Interested Members, last approved Value Fund’s Current Agreement on October 23, 2014.  Value Fund’s Current Agreement was last approved by shareholders on October 31, 2006.  Under Value Fund’s Current Agreement, Value Fund pays the Adviser an advisory fee based on Value Fund’s average monthly net assets, computed and paid quarterly, at the following rate:  0.63%.  Separately, the Adviser has agreed to waive a portion of its fee such that Value Fund’s total annual operating expenses, including management fees, do not exceed 0.80% of the Value Fund’s net asset value.1 The terms of that waiver will be extended under the New Agreements.

For the Value Fund’s most recent fiscal year ended October 31, 2014, the Adviser received $1,622,664 in advisory fees from Value Fund, of which $372,591 was waived pursuant to the expense cap provision.  During the same period, no commissions on portfolio transactions were paid to any affiliated brokers.

The date of the Master Fund’s Current Agreement is October 31, 2006.  The Board, including a majority of the Non-Interested Members, last approved the Master Fund’s Current Agreement, on October 23, 2014.  The Master Fund’s Current Agreement was last approved by shareholders on October 31, 2006.  Under the Master Fund’s Current Agreement, as noted above, the Master Fund may but currently does not pay advisory fees to the Adviser.  Rather, all advisory fees are currently paid by the Value Fund.  During the Master Fund’s most recent fiscal year ended October 31, 2014, the Adviser received no advisory fees from the Master Fund.  During the same period, no commissions on portfolio transactions were paid to any affiliated brokers.

1
Out-of-pocket due diligence and other expenses incurred by the Adviser in directly managing Fund investments (which may include, but will not be limited to, legal, appraisal, environmental and site visit expenses) will not be included as fund operating expenses for purposes of calculating a management fee waiver, if any. The same principles will apply to any fees or discounts collected (or credited against the purchase price of an investment) by the Fund as part of their investment activities such that they will not be credited against Fund operating expenses for purposes of calculating a management fee waiver.

Terms of the New Agreement

The Boards, including a majority of the Non-Interested Members, last approved the Funds’ Current Agreements, on October 23, 2014.  The terms of the New Agreement are the same as those of the Current Agreements except that (i) the advisory fee will now be paid by the Master Fund and not the Value Fund, which is proposed to be liquidated (ii) the New Agreement will not be subject to the 1940 Act or Board oversight and (iii) the New Agreement will continue indefinitely unless terminated as provided in the New Agreement.  Adoption of the New Agreement will not result in an increase in the advisory fee or other shareholder fees.  Accordingly, if the New Agreement had been in effect during the fiscal year ended October 31, 2014, the Adviser would have received the same amount in advisory fees as received under the Current Agreements.

Additional terms of both the Current Agreements and the New Agreement provide that the Adviser, in conformance with the stated investment objectives and policies of the Funds, manages the investment and reinvestment of the assets of the Funds.  It is the responsibility of the Adviser to make investment decisions for Master Fund and to place purchase and sale orders for Master Fund’s investments.  The Adviser intends to devote such time and effort to the business of the Funds as is reasonably necessary to perform its duties to the Fund.  The services of the Adviser are not exclusive and the Adviser may provide similar services to other clients and may engage in other activities.  The officers of the Fund and the Adviser manage the day-to-day operations of the Funds.  The officers of the Funds are currently directly responsible to the Funds’ Boards, which set broad policies for the Funds and appoint its officers. Under the new arrangement, the members of the Board will resign and the Fund will be managed by the Adviser acting as the Managing Member.

The Current and New Agreements provide, among other things, that the Adviser will bear all expenses of its employees and overhead incurred in connection with its duties, and will pay all fees and salaries of the Funds’ officers or employees, if any, who are also employees of the Adviser.  The Adviser may retain outside consultants and will be reimbursed by the Funds for any reasonable expenses incurred therewith.

Like the Current Agreements, the New Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Adviser is not liable to the Fund or any of the Fund’s shareholders for any act or omission by the Adviser in the supervision or management of its respective investment activities or for any loss sustained by the Fund or the Fund’s shareholders.

If approved by shareholders, the New Agreement will continue from year to year.  The New Agreement may be terminated at any time without penalty by the Fund or the Adviser upon 60 days’ written notice. Consistent with the federal securities laws, the New Agreement also would terminate upon any “assignment” (as defined in the Advisers Act).

Board Consideration and Approval of the New Agreement

At a meeting held on May 5, 2015, the Boards approved the New Agreement and also approved recommending the New Agreement to shareholders.  In connection with their meeting, the Boards, including the Non-Interested Members, received materials specifically relating to material terms of the Current and New Agreement.  These materials included information from the Funds’ annual contract review meeting which was held most recently on October 23, 2014 including fee comparison tables, performance of a selected peer group of other funds.  At that time, the Directors reviewed the Funds’ investment performance as well as the performance of a selected peer group of other funds, the performance of certain institutional accounts managed by the Adviser, and the performance of an appropriate market index.  The Boards noted that the Funds’ performance has been competitive over an extended time period.  Considering the Adviser’s Agreements in October 2014, the Boards compared fees charged to the selected peer group of other funds and fees charged to certain institutional accounts managed by the Adviser and noted that the fee comparison was reasonable in that the fee was lower than the fee applicable to the peer fund median.  At the May 5, 2015 Meeting, the Board considered and discussed the Funds’ current investment performance and expenses in absolute terms and as compared to peers and other accounts.  At each of the October 2014 and May 5, 2015  Meetings, the Board considered and discussed, among other things,  the Funds’ economic outlook and general investment outlook in the markets in which the Funds invest and the Adviser’s organization structure and business of the Adviser.  In considering the New Agreement, the Boards, including the Non-Interested Members, did not identify any single factor as all-important or controlling, and the following summary does not detail all the matters considered.  Matters considered by the Boards, including the Non-Interested Members, in connection with their approval of the Agreement include the following:

Investment Compliance and Performance.  The Boards, including the Non-Interested Members, considered whether the Funds have operated within their investment objectives and their record of compliance with their investment restrictions.  They also reviewed each Fund’s relative investment performance.  The Boards, including the Non-Interested Members, determined, among other things, that each Fund has operated within their investment objective and that each Fund’s performance is satisfactory.  While aware that past performance is not necessarily indicative of future results, the Boards concluded that the Funds’ relative historical performance was in line and that it was reasonable to believe that the Adviser would provide satisfactory performance in the future.

Nature, Extent and Quality of Other Services.  The Boards, including the Non-Interested Members, considered the nature, quality, cost and extent of administrative and shareholder services performed by the Adviser, under the Current Agreement and expected to be rendered under the New Agreement.  The Boards, including the Non-Interested Members, also considered the nature and extent of the Adviser’s supervision of third party service providers, principally administrators and custodians.  The Boards noted that the nature and extent of the services provided under the Current Agreements is substantially the same as that under the New Agreements.  With respect to the quality of services, the Boards considered, among other things, the background and experience of the Adviser’s senior management and the expertise of, and amount of attention expected to be given to the Funds by, investment analysts and both junior and senior investment personnel of the Adviser.  The Boards also reviewed the qualifications, backgrounds and responsibilities of the team members primarily responsible for day-to-day portfolio management services for the Funds  The Boards were informed that, in management’s judgment, the Adviser has the size, visibility and resources to attract and retain highly qualified investment professionals, including research and advisory personnel, expressing particular confidence in the competence of the investment professionals, whose contributions were positively evaluated in reviewing Fund performance as against peers.  The Boards, including the Non-Interested Members, determined, among other things, that the size and nature of the Adviser’s staff as it relates to the Funds is satisfactory and appropriate.

The Boards, including the Non-Interested Members, determined, among other things, that the nature and quality of administrative and shareholder services provided by the Adviser, including with respect to the oversight of other Fund service providers, are satisfactory and appropriate.

Fees and Expenses.  At both the October 23, 2014 Meeting and the May 5, 2015 Meeting, the Boards, including the Non-Interested Members, considered and discussed each Fund’s expense ratio (including the effects of fees payable to the Adviser), fees and expenses of a selected peer group of mutual funds, and fees and expenses of certain institutional client accounts managed by the Adviser.  The Boards, including the Non-Interested Members, determined, among other things, that each Fund’s expense ratio is satisfactory and appropriate.  In reaching this conclusion, it was noted that the Adviser’s fees, which are the same under both the New and the Current Agreements, were competitive to those charged to the selected funds (in that each Fund’s net management fee was generally within the range of  corresponding fees for those funds).  It also was noted that the Value Fund’s shareholder base consists principally of large, sophisticated institutions having access to a variety of professional advisers and that these institutional shareholders have not indicated any current dissatisfaction with the fee and expense levels.

Profitability.  The Boards, including the Non-Interested Members, considered the level of the Adviser’s profits in respect of the management of each Fund.  The Boards, including the Non-Interested Members, considered the profits realized by the Adviser in connection with the operation of each Fund and whether the amount of profit is a fair entrepreneurial profit for the management of the Fund.  The Boards, including the Non-Interested Members, determined, among other things, that the overall profitability of the Adviser is satisfactory and appropriate.

Economies of Scale.  The Board considered the extent to which economies of scale might be realized as the assets of Fund increase and whether there should be changes in the management fee rate or structure in order to enable the Fund to participate in these economies of scale.  The Board determined that consideration of breakpoints in fee rates was not necessary at current asset levels and concluded that the existing management fee rates and structure adequately address existing or potential economies of scale for the Funds.

Conclusion.  Based on its evaluation of all material factors and assisted by the advice of legal counsel to the Funds, the Boards, including the Non-Interested Members, concluded that the proposed advisory fee structures were fair and reasonable, and that the New Agreement should be approved.  If any proposal is not approved, by shareholders of one or both Funds, as applicable, the Board may withdraw all proposals from consideration.

Required Vote

If a quorum is present at the Meeting, approval of the New Agreements requires approval by the lesser of (1) 67% or more of the voting shares of the Fund present at the Meeting, provided that holders of more than 50% of the Fund’s outstanding voting shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding voting shares.

In the event the new Advisory Agreement is not approved, the Board intends to consider what, if any, steps to take in the best interests of the Fund and its shareholders.  If any Proposal is not approved by shareholders of one or both Funds, as applicable, the Board may withdraw all Proposals from consideration.

THE BOARDS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS APPROVE THE NEW AGREEMENTS.

Shareholder Proposals

The Funds are not required to hold annual meetings of shareholders.  In the event that one or more Proposals are not adopted and the Funds continue in the current form, shareholders of a Fund wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting must send their written proposal to that Fund a reasonable time before the Board’s solicitation relating to such meeting is to be made.  The persons named as proxies in future proxy materials of a Fund may exercise discretionary authority with respect to any shareholder proposal presented at any subsequent shareholder meeting if written notice of such proposal has not been received by that Fund a reasonable period of time before the Board’s solicitation relating to such meeting is made.  Written proposals with regard to a Fund should be sent to Torchlight Value Fund, c/o Robert Del Monaco, 475 Fifth Avenue, New York, New York 10017.

By Order of the Boards of Torchlight Value Fund, Inc. and Torchlight Value Fund Master LLC

Robert A. Del Monaco
Senior Vice President and Chief Financial Officer

June [_], 2015

Appendix A

TORCHLIGHT VALUE FUND, INC. PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of Torchlight Value Fund, Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”) and in conformity with the provisions of the Fund’s charter (the “Charter”).  The Fund currently seeks to achieve its investment objective by investing all of its assets in the Torchlight Value Fund Master, LLC (the “Master Fund”).

WHEREAS, the Fund’s Board of Directors, at a special meeting of the Board of Directors held on May 5, 2015 declared that in its judgment it is advisable to liquidate and dissolve the Fund by distributing the Master Fund’s interests (hereinafter “shares”)  to Fund shareholders and has unanimously adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to shareholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.           Effective Date of Plan.  The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Fund at a meeting of shareholders called for the purpose of voting upon the Plan and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors.  The date of such adoption and approval of the Plan by shareholders and resolution of all pending claims is hereinafter called the “Effective Date.”

2.           Cessation of Business.  After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3.           Restriction of Transfer of shares.  The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board of Directors (the “Determination Date”).  On the Determination Date, the books of the Fund shall be closed.  Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates.

4.           Notice of Liquidation.  As soon as practicable after the Effective Date, the Fund shall notify to the appropriate parties that this Plan has been approved by the Board of Directors and the shareholders and that the Fund will be liquidating its assets by distributing the Master Fund’s shares to Fund shareholders.  Specifically, upon approval of the Plan, the Fund shall notify its known creditors and its employees consistent with the MGCL.

5.           Payments of Debts.  As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the Liquidating Distribution provided for in Section 6, below.

6.           Liquidating Distributions.  In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the Fund’s investment in the Master Fund is expected to be distributed in complete cancellation of all the outstanding shares of the Fund.

Each shareholder will receive liquidating distributions equal to the shareholder’s proportionate interest in the net assets of the Fund as of the Determination Date.

7.           Expenses of the Liquidation and Dissolution.  The Adviser shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders whether or not the liquidation contemplated by this Plan is affected.

8.           Power of Board of Directors.  The Board of Directors and, subject to the direction of the Board of Directors or a duly authorized committee thereof, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the MGCL, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or any other applicable laws or regulations.

9.           Amendment or Abandonment of Plan.  The Board of Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to shareholders in accordance with the laws of the State of Maryland, the 1940 Act, the Charter, the Bylaws of the Fund and the purposes to be accomplished by the Plan.  If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund’s shareholders, such variation or amendment will be submitted to the Fund’s shareholders for approval.  In addition, the Board of Directors may abandon this Plan prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

10.           De-Registration Under the 1940 Act.  As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission and take such other actions as may be necessary in order to de-register the Fund under the 1940 Act.  The Fund shall also file, if required, a final Form N-SAR (a semiannual report) with the SEC.

11.           Dissolution under Maryland Law.  As soon as practicable after the Effective Date, but in any event no earlier than 20 days after the mailing of notice to the Fund’s known creditors and remaining employees, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with and acceptance for record by the State Department of Assessments and Taxation of Maryland.

12.           Appraisal Rights.  Under Maryland law, shareholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Fund pursuant to the Plan.

Appendix B

INVESTMENT ADVISORY AGREEMENT

AGREEMENT dated as of XXXXX, 2015, by and among Torchlight Value Fund Master, LLC, a Delaware limited liability company (the “Fund”), and Torchlight Investors, LLC, a registered investment adviser organized as a limited liability company under the laws of the State of New York (the “Adviser”).

1.           Duties of Adviser.  The Fund hereby appoints the Adviser to act as discretionary investment adviser to the Fund for the period and on such terms as set forth in this Agreement.  The Fund employs the Adviser to (a) manage the investment and reinvestment of the assets, hedges and liabilities of the Fund in accordance with the Fund’s investment objectives detailed in the offering memorandum, (b) continuously review, supervise and administer the investment program of the Fund, (c) determine the investments to be purchased or sold and the portion of the Fund’s assets to be held uninvested, (d) provide the Fund with records concerning the Adviser’s activities which the Fund is required to maintain, (e) take all other actions advisable or appropriate relating to the investments and other assets of the Fund and (f) render regular reports to the Fund concerning the Adviser’s discharge of the foregoing responsibilities.

The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund (or the Fund’s Managing Member if there are no Directors), and in compliance with the objectives, policies and limitations set forth in the Fund’s prospectus and any investment guidelines from time to time furnished to the Adviser by the Fund and applicable laws and regulations.  The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.  The Adviser will only be reimbursed for out-of-pocket due diligence and other expenses incurred in managing the Fund’s investments.

2.           Fund Transactions.  The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of investments of the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, provided, however, that, subject to policies established from time to time by the Fund,  the Adviser may effect securities transactions at commission rates (or “mark-up” to dealers) in excess of the minimum commission rates (or “mark-up” to dealers) available, if the Adviser determines in good faith that such amount of commission (or “mark-up” to dealers) is reasonable in relation to the value of the brokerage, research or other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund.  The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise.  The Adviser will promptly communicate to the Fund such information relating to portfolio transactions as they may reasonably request.

The Adviser is authorized to execute all transactions and form all affiliates and strategic relationships necessary to achieve objectives of the Fund, as detailed in the offering memorandum.

3.           Compensation of the Adviser.  For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the Adviser in quarterly installments an advisory fee calculated by applying the annual percentage rate of 0.63% to the Fund’s average monthly net assets for the month.

4.           Other Services.  The Adviser may make available to the Fund office facilities, equipment, personnel and other services not contemplated in the ordinary course of managing the Fund at the Fund’s expense.  Such office facilities, equipment, personnel and services shall be provided or rendered by the Adviser and billed to the Fund at the Adviser’s cost.

5.           Reports.  The Fund and the Adviser agree to furnish to each other current prospectuses, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6.           Status of Adviser.  The Adviser has represented to the Fund that it is a registered investment adviser under the Investment Advisers Act of 1940.  The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired in any material respect thereby.

7.           Liability of Adviser.  In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error of judgment, any mistake of law or other act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the portfolio.  The Adviser shall be protected with respect to actions which it takes or forbears from taking in reliance on advice of unaffiliated agents or counsel prudently selected.  The foregoing shall not constitute a waiver of or limitation on any right of any person under Federal or state securities laws.

8.           Permissible Interest.  Subject to and in accordance with the Limited Liability Company Agreement of the Fund and the Limited Liability Company Agreement of the Adviser, members, officers, agents and investors of the Fund are or may be interested in the Adviser (or any successor thereof) as members, officers, agents, investors or otherwise; and members, officers, agents, investors or otherwise of the Adviser (or any successor) are or may be interested in the Fund as members or otherwise.  The effect of any such interrelationships shall be governed by said Limited Liability Company Agreement.

9.           Duration and Termination.  This Agreement, unless sooner terminated as provided herein, shall continue indefinitely.   This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Fund on 60 days’ written notice to the Adviser.  This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days’ written notice to the Fund.  This Agreement will automatically and immediately terminate in the event of its assignment.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

As used in this Section 9, the terms “assignment”, shall have the meanings set forth in Section 202(a) of the Advisers Act.

10.           Amendment of Agreement.  This Agreement may be amended by mutual consent.

11.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.           Governing Law.  This Agreement shall be governed by the laws of the State of New York, subject to the supremacy of the Federal securities laws governing the terms of this Agreement.

13.           Notices.

Notices to the Fund shall be sent as specified from time to time and initially to:

Managing Member, Torchlight Value Fund Master, LLC
Robert A. Del Monaco
c/o Torchlight Investors, LLC
475 Fifth Avenue
New York, NY 10017
Notices to the Adviser shall be sent as specified from time to time and initially to:

Daniel Heflin
President and Chief Executive Officer
Torchlight Investors, LLC
475 Fifth Avenue
New York, NY 10017

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

TORCHLIGHT VALUE FUND MASTER, LLC		TORCHLIGHT INVESTORS, LLC

By:		By:
Name:	Robert A. Del Monaco	Name:	Daniel Heflin
Title:	Chief Financial Officer	Title:	President and Chief Executive Officer

Appendix C

TORCHLIGHT VALUE FUND, INC
475 Fifth Avenue
New York, New York 10017

THIS PROXY IS SOLICITED BY THE BOARDS OF DIRECTORS OF TORCHLIGHT VALUE FUND, INC.  The undersigned hereby appoints Daniel Heflin, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at a special meeting of the shareholders of TORCHLIGHT VALUE FUND, INC. and TORCHLIGHT VALUE FUND MASTER LLC on [_], 2015, including all adjournments, as specified below.  The Boards of Directors will not present or act upon any business other than that contemplated by the proposal specified below at the special meeting.

1.	To approve the de-registration of the Funds:

FOR the de-registration ☐

AGAINST the de-registration ☐

ABSTAIN from voting for the de-registration ☐

2.	To approve the liquidation of the Value Fund:

FOR the liquidation ☐

AGAINST the liquidation ☐

ABSTAIN from voting for liquidation ☐

3.	To approve a new Investment Advisory Contract:

FOR the New Agreement ☐

AGAINST the New Agreement ☐

ABSTAIN from voting for the New Agreement ☐

You may vote by mail, using the enclosed ballot or in person at the meeting.  Regardless of the method you choose, however, please take the time to read the full text of the Proxy Statement before voting.

THE shares REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION ABOVE MADE; IF NO SPECIFICATION IS MADE, SUCH shares SHALL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

This proxy is in respect of all shares owned by the undersigned.	Please sign, date and return in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

	Signature	Date

	Name	Title

Appendix D

TORCHLIGHT VALUE FUND MASTER LLC
475 Fifth Avenue
New York, New York 10017

THIS PROXY IS SOLICITED BY THE BOARDS OF DIRECTORS OF TORCHLIGHT VALUE FUND MASTER LLC.  The undersigned hereby appoints Daniel Heflin, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at a special meeting of the shareholders of TORCHLIGHT VALUE FUND, INC. and TORCHLIGHT VALUE FUND MASTER LLC on [_], 2015, including all adjournments, as specified below.  The Boards of Directors will not present or act upon any business other than that contemplated by the proposal specified below at the special meeting.

1.	To approve the de-registration of the Funds:

FOR the de-registration ☐

AGAINST the de-registration ☐

ABSTAIN from voting for the de-registration ☐

2.	To approve a new Investment Advisory Contract:

FOR the New Agreement ☐

AGAINST the New Agreement ☐

ABSTAIN from voting for the New Agreement ☐

You may vote by mail, using the enclosed ballot or in person at the meeting.  Regardless of the method you choose, however, please take the time to read the full text of the Proxy Statement before voting.

THE shares REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION ABOVE MADE; IF NO SPECIFICATION IS MADE, SUCH shares SHALL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

This proxy is in respect of all shares owned by the undersigned.	Please sign, date and return in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

	Signature	Date

	Name	Title